As filed with the Securities and Exchange Commission on August 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STEREOTAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3120386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

710 North Tucker Boulevard, Suite 110

St. Louis, Missouri 63101

(Address of Principal Executive Offices, including zip code)

Stereotaxis, Inc. 2022 Stock Incentive Plan, as Amended and Restated

Stereotaxis, Inc. 2022 Employee Stock Purchase Plan, as Amended and Restated

(Full title of the plans)

David L. Fischel

Chief Executive Officer

Stereotaxis, Inc.

710 N. Tucker Blvd. Suite 110

St. Louis, Missouri 63101

(314) 678-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Endicott, Esq.

Bryan Cave Leighton Paisner LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102-2750

(314) 259-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

On May 15, 2024, at the Annual Meeting of Shareholders of Stereotaxis, Inc. (the “Registrant” or “Company”), the shareholders of the Company approved an amendment (the “Incentive Plan Amendment”) to the 2022 Stock Incentive Plan (the “2022 Incentive Plan”), which the Company’s Board of Directors (the “Board”) had previously approved on February 15, 2024, subject to such shareholder approval. The 2022 Incentive Plan was originally adopted by the Board on February 3, 2022, and the Compensation Committee of the Board of Directors, on February 27, 2022, further revised the Plan, and the Plan was approved by our shareholders on May 19, 2022.

The Incentive Plan Amendment provides for an increase in the number of shares authorized for issuance under the 2022 Incentive Plan by 4,000,000 shares. Previously, 4,107,114 shares were authorized under the 2022 Incentive Plan and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-8 previously filed on August 11, 2022 (Registration No. 333-266776) (the “Previous S-8”), which remains in full force and effect.

On May 15, 2024, at the Annual Meeting of Shareholders of the Company, the shareholders of the Company approved an amendment (the “ESPP Amendment”) to the 2022 Employee Stock Purchase Plan (the “2022 ESPP”), which the Board had previously approved on February 15, 2024, subject to such shareholder approval. The 2022 ESPP was originally adopted by the Board on February 3, 2022, and the Compensation Committee of the Board of Directors, on February 27, 2022, further revised the Plan, and the Plan was and approved by our shareholders on May 19, 2022.

The ESPP Amendment provides for an increase in the number of shares authorized for issuance under the 2022 ESPP by 250,000 shares. Previously, 203,366 shares were authorized under the 2022 ESPP and registered under the Securities Act pursuant to the Previous S-8, which remains in full force and effect.

The Company is filing this Registration Statement to register under the Securities Act (i) an additional 4,000,000 shares of the Company’s Common Stock issuable under the 2022 Incentive Plan pursuant to the Incentive Plan Amendment and (ii) an additional 250,000 shares of the Company’s Common Stock issuable under the 2022 ESPP pursuant to the ESPP Amendment. These additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Previous S-8. Pursuant to General Instruction E to Form S-8, the contents of the Previous S-8 are incorporated herein by reference and this Registration Statement is only required to include those items specified by such instruction with respect to the 2022 Incentive Plan and the 2022 ESPP.

Unless the context otherwise requires, references made herein to “the Company,” “the Registrant,” “we,” “us,” “our” and “ours” refer to Stereotaxis, Inc. and its consolidated subsidiaries.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities Exchange Commission (“SEC”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents listed in (a) through (d) below, which are on file with the SEC, are incorporated herein by reference (except for the portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):

(a)	The Registrant’s Annual Report filed on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 8, 2024;

(b)	The Registrant’s Quarterly Reports filed on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024, and for the quarterly period ended June 30, 2024, filed with the SEC on August 14, 2024;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on May 13, 2024, May 16, 2024, August 2, 2024, and August 12, 2024; and

(d)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A dated September 4, 2019, registering the Registrant’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as amended by the Description of Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, filed as Exhibit 4.2 of the Registrant’s Form 10-K (File No. 001-36159) filed on March 8, 2024, and any further amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. These documents include periodic reports, such as Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed, which is deemed not to be incorporated by reference in this Registration Statement). Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act and, accordingly, no description is provided hereunder.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our amended and restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, our directors shall not be liable to the Registrant or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our amended and restated Certificate of Incorporation provides that we may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Registrant, or any predecessor of the Registrant, or serves or served at any other enterprise as a director, officer or employee at the request of the Registrant.

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Our amended and restated Bylaws provide that the Registrant shall indemnify our directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law or any other law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; (ii) the proceeding was authorized by our board of directors; or (iii) such indemnification is provided by the Registrant, in its sole discretion, pursuant to the powers vested in the Registrant under the Delaware General Corporation Law or any other applicable law. In addition, our amended and restated Bylaws provide that the Registrant may indemnify its employees and other agents as set forth in the Delaware General Corporation Law or any other applicable law.

We have also entered into separate indemnification agreements with our directors and officers that require us, among other things, to indemnify each of them against certain liabilities that may arise by reason of their status or service with the Registrant or on behalf of the Registrant, other than liabilities arising from willful misconduct of a culpable nature. The Registrant is not required to indemnify under the agreement for (i) actions initiated by the director without the authorization of consent of the board of directors; (ii) actions initiated to enforce the indemnification agreement unless the director is successful; (iii) actions resulting from violations of Section 16 of the Exchange Act in which a final judgment has been rendered against the director; and (iv) actions to enforce any non-compete or non-disclosure provisions of any agreement.

The indemnification provided for above provides for reimbursement of all losses of the indemnified party, including expenses, judgment, fines and amounts paid in settlement. The right to indemnification set forth above includes the right for us to pay the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition in certain circumstances.

The Delaware General Corporation Law provides that indemnification is permissible only when the director, officer, employee, or agent acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The Delaware General Corporation Law also precludes indemnification in respect of any claim, issue, or matter as to which an officer, director, employee, or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine that, despite such adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference into this registration statement on Form S-8.

Exhibit Number	Exhibit Description
5.1	Opinion of Bryan Cave Leighton Paisner LLP
10.1	Stereotaxis, Inc. 2022 Stock Incentive Plan, as amended and restated, filed herewith
10.2	Stereotaxis, Inc. 2022 Employee Stock Purchase Plan, as amended and restated, filed herewith
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accountants
23.2	Consent of Bryan Cave Leighton Paisner LLP (contained in Exhibit 5.1)
24.1	Power of Attorney
107.1	Filing Fee Table

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by registrant pursuant to Section 13 and Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in this registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on August 23, 2024.

STEREOTAXIS, INC.

By:	/s/ David L. Fischel
David L. Fischel Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ David L. Fischel	Chairman of the Board and Chief Executive Officer	August 23, 2024
David L. Fischel	(principal executive officer)

/s/ Kimberly R. Peery	Chief Financial Officer	August 23, 2024
Kimberly R. Peery	(principal financial officer and principal accounting officer)

*	Director	August 23, 2024
David W. Benfer

*	Director	August 23, 2024
Myriam Curet

*	Director	August 23, 2024
Nathan Fischel

*	Director	August 23, 2024
Ross B. Levin

*	Director	August 23, 2024
Arun S. Menawat

*	Director	August 23, 2024
Nachum “Homi” Shamir

*By:	/s/ Laura Spencer Garth
Laura Spencer Garth
Attorney-in-fact

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